Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of DLH Holdings Corp. of our audit report dated October 31, 2022, with respect to the financial statements of Grove Resource Solutions, Inc. for the years ended December 31, 2021 and 2020, included in the Current Report on Form 8-K/A filed by DLH Holdings Corp. dated February 23, 2023.
We also consent to the reference to us under the caption “Experts” in this Registration Statement on Form S-3 and related Prospectus.

/s/ CohnReznick LLP
Tysons, Virginia
May 30, 2023